As filed with the Securities and Exchange Commission on May 28, 2014

Registration No. 333-196177

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of Registrant as specified in its charter)

Georgia	6022	58-1456434
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ameris Bancorp 310 First St., S.E. Moultrie, Georgia 31768 (229) 890-1111	Mr. Edwin W. Hortman, Jr. Chief Executive Officer Ameris Bancorp 310 First St., S.E. Moultrie, Georgia 31768 (229) 890-1111
(Address, including ZIP code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:

Jody L. Spencer, Esq. Lori A. Gelchion, Esq. Rogers & Hardin LLP 2700 International Tower 229 Peachtree Street, NE Atlanta, Georgia 30303 (404) 522-4700 (404) 525-2224 (facsimile)	Thomas O. Powell, Esq. Brad R. Resweber, Esq. Troutman Sanders LLP 600 Peachtree Street NE Suite 5200 Atlanta, Georgia 30308 (404) 885-3000 (404) 962-6658 (facsimile)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $1.00 par value	1,920,794	N/A	$26,934,727	$3,470(3)

(1)

Represents the maximum number of shares of common stock of the Registrant estimated to be issuable upon completion of the merger described herein in exchange for shares of common stock of Coastal Bankshares, Inc. (“Coastal”) that are currently outstanding or underlying outstanding options, warrants or Coastal preferred stock. Pursuant to Rule 416, this Registration Statement also covers additional securities that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2) thereunder. The proposed maximum offering price is equal to the product of: (i) $6.55, the per share book value of the Coastal common stock as of March 31, 2014; and (ii) 4,112,172, which is the maximum number of shares of Coastal common stock (including shares underlying outstanding options, warrants and Coastal preferred stock) which may be converted into the right to receive the Registrant’s common stock in the merger. Coastal is a privately held company, and no market exists for its capital stock.

(3)	Paid with the original filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

Ameris Bancorp is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-4 (Registration No. 333-196177) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 99.2 with the Registration Statement and to amend and restate the list of exhibits set forth in Item 21 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. The proxy statement/prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Article XI of the articles of incorporation, as amended, of the Registrant provides that, except as may be limited by the GBCC or any successor law, no director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

Article VII of the amended and restated bylaws of the Registrant provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Registrant or any other corporation of which he or she served as such at the request of the Registrant and of which the Registrant directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Registrant is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative or investigative or derivative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Registrant to act for, in the interest of, or on behalf of the Registrant, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the amended and restated bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the bylaws of the Registrant may be advanced by the Registrant prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the bylaws.

Notwithstanding the foregoing, Article VII of the Registrant’s bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Registrant or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of the Registrant’s bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Registrant, and any indemnification pursuant to the bylaws of the Registrant will be made at the discretion of the Registrant only if: (1) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, finds that the director or officer met the standard of conduct set forth in the bylaws; or (2) no such quorum of the board of directors exists, independent legal counsel at the request of either the Registrant or the person seeking indemnification, delivers to the Registrant such counsel’s written opinion that such director or officer met such standards; or (3) the holders of a majority of stock then entitled to vote for the election of directors determines by affirmative vote that such director or officer met such standards.

The rights of indemnification provided in Article VII of the Registrant’s bylaws are in addition to: (1) any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise; and (2) the power of the Registrant to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Registrant would have the power to indemnify against such liability under the amended and restated bylaws or otherwise.

The Registrant’s bylaws further provide that any repeal or modification of the bylaws by the shareholders of the Registrant cannot adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

Item 21.	Exhibits and Financial Statement Schedules.

2.1

Agreement and Plan of Merger, dated as of March 10, 2014, by and between Ameris Bancorp and Coastal Bankshares, Inc. (attached as Appendix A to the proxy statement/prospectus included in this Registration Statement).†

3.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed August 14, 1987).

3.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 26, 1999).

3.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 31, 2003).

3.4

Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on December 1, 2005).

3.5

Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on November 21, 2008).

3.6	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on June 1, 2011).

3.7	Amended and Restated Bylaws of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on March 14, 2005).

4.1

Indenture between Ameris Bancorp and Wilmington Trust Company dated September 20, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the SEC on October 27, 2006).

4.2

Floating Rate Junior Subordinated Deferrable Interest Debenture dated September 20, 2006 issued to Ameris Statutory Trust I (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the SEC on October 27, 2006).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 1 to Ameris Bancorp’s Registration Statement on Form 8-A filed with the SEC on September 2, 1987).

4.4

Indenture between Ameris Bancorp (as successor to the Prosperity Banking Company) and U.S. Bank National Association dated as of March 26, 2003 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.5

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.6

Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2033 (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.7

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Deutsche Bank Trust Company Americas dated as of June 24, 2004 (incorporated by reference to Exhibit 4.6 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.8

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.9

Form of Floating Rate Junior Subordinated Deferrable Interest Note Due 2034 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.10

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of January 31, 2006 (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.11

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of January 31, 2006) (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.12

Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (incorporated by reference to Exhibit 4.11 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.13

Indenture between Ameris Bank (as successor to Prosperity Bank) and Wilmington Trust Company dated as of May 11, 2006 (incorporated by reference to Exhibit 4.12 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.14

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bank, Prosperity Bank and Wilmington Trust Company (pertaining to Indenture dated as of May 11, 2006) (incorporated by reference to Exhibit 4.13 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.15	Form of Floating Rate Junior Subordinated Debenture Due 2016 (incorporated by reference to Exhibit 4.14 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.16

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of June 30, 2006 (incorporated by reference to Exhibit 4.15 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.17

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bank, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of June 30, 2006) (incorporated by reference to Exhibit 4.16 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.18	Form of Floating Rate Junior Subordinated Debenture Due 2016 (incorporated by reference to Exhibit 4.17 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.19

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of September 20, 2007 (incorporated by reference to Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.20

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (incorporated by reference to Exhibit 4.19 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.21

Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Denture Due 2037 (incorporated by reference to Exhibit 4.20 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

5.1	Opinion of Rogers & Hardin LLP as to the legality of securities being registered.*

8.1	Opinion of Rogers & Hardin LLP as to certain tax matters.*

8.2	Opinion of Troutman Sanders LLP as to certain tax matters.*

10.1

Form of Shareholder Voting Agreement, dated as of May 1, 2013, by and between Ameris Bancorp and each of the directors of Coastal Bankshares, Inc. (attached as Exhibit A to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

10.2

Form of Non-Competition and Non-Disclosure Agreement, by and between Ameris Bancorp and each of the non-employee directors of Coastal Bankshares, Inc. and Coastal Bank (attached as Exhibit D to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

10.3	Form of Employment Agreement, by and between Ameris Bancorp and James A. LaHaise (attached as Exhibit C-2 to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).††

23.1	Consent of Porter Keadle Moore, LLC, Ameris Bancorp’s independent registered public accounting firm.*

23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Troutman Sanders LLP (included in Exhibit 8.2).

24.1	Powers of Attorney (included on signature page).

99.1	Form of Employment Agreement, by and between Ameris Bank and Noel A. Ellis (attached as Exhibit C-1 to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

99.2	Form of Proxy Card to be mailed to shareholders of Coastal Bankshares, Inc.

99.3	Consent of BSP Securities, Inc.*

†

Certain schedules and attachments to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules and attachments is contained in such agreement. Ameris Bancorp agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

††	Management compensatory plan or arrangement.
*	Previously filed.

Item 22.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on May 28, 2014.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edwin W. Hortman, Jr. Edwin W. Hortman, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2014

/s/ Dennis J. Zember Jr. Dennis J. Zember Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 28, 2014

* R. Dale Ezzell	Director	May 28, 2014

* J. Raymond Fulp	Director	May 28, 2014

* Leo J. Hill	Director	May 28, 2014

* Daniel B. Jeter	Director	May 28, 2014

* Robert P. Lynch	Director	May 28, 2014

* Brooks Sheldon	Director	May 28, 2014

* William H. Stern	Director	May 28, 2014

* Jimmy D. Veal	Director	May 28, 2014

*By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr., as Attorney-In-Fact

Exhibit Index

2.1

Agreement and Plan of Merger, dated as of March 10, 2014, by and between Ameris Bancorp and Coastal Bankshares, Inc. (attached as Appendix A to the proxy statement/prospectus included in this Registration Statement).†

3.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed August 14, 1987).

3.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 26, 1999).

3.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 31, 2003).

3.4

Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on December 1, 2005).

3.5

Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on November 21, 2008).

3.6	Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on June 1, 2011).

3.7	Amended and Restated Bylaws of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on March 14, 2005).

4.1

Indenture between Ameris Bancorp and Wilmington Trust Company dated September 20, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the SEC on October 27, 2006).

4.2

Floating Rate Junior Subordinated Deferrable Interest Debenture dated September 20, 2006 issued to Ameris Statutory Trust I (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the SEC on October 27, 2006).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 1 to Ameris Bancorp’s Registration Statement on Form 8-A filed with the SEC on September 2, 1987).

4.4

Indenture between Ameris Bancorp (as successor to the Prosperity Banking Company) and U.S. Bank National Association dated as of March 26, 2003 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.5

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.6

Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2033 (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.7

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Deutsche Bank Trust Company Americas dated as of June 24, 2004 (incorporated by reference to Exhibit 4.6 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.8

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.9

Form of Floating Rate Junior Subordinated Deferrable Interest Note Due 2034 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.10

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of January 31, 2006 (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.11

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of January 31, 2006) (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.12

Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (incorporated by reference to Exhibit 4.11 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.13

Indenture between Ameris Bank (as successor to Prosperity Bank) and Wilmington Trust Company dated as of May 11, 2006 (incorporated by reference to Exhibit 4.12 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.14

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bank, Prosperity Bank and Wilmington Trust Company (pertaining to Indenture dated as of May 11, 2006) (incorporated by reference to Exhibit 4.13 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.15	Form of Floating Rate Junior Subordinated Debenture Due 2016 (incorporated by reference to Exhibit 4.14 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.16

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of June 30, 2006 (incorporated by reference to Exhibit 4.15 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.17

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bank, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of June 30, 2006) (incorporated by reference to Exhibit 4.16 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.18	Form of Floating Rate Junior Subordinated Debenture Due 2016 (incorporated by reference to Exhibit 4.17 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.19

Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of September 20, 2007 (incorporated by reference to Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.20

First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (incorporated by reference to Exhibit 4.19 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

4.21

Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Denture Due 2037 (incorporated by reference to Exhibit 4.20 to Ameris Bancorp’s Annual Report on Form 10-K filed with the SEC on March 14, 2014).

5.1	Opinion of Rogers & Hardin LLP as to the legality of securities being registered.*

8.1	Opinion of Rogers & Hardin LLP as to certain tax matters.*

8.2	Opinion of Troutman Sanders LLP as to certain tax matters.*

10.1

Form of Shareholder Voting Agreement, dated as of May 1, 2013, by and between Ameris Bancorp and each of the directors of Coastal Bankshares, Inc. (attached as Exhibit A to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

10.2

Form of Non-Competition and Non-Disclosure Agreement, by and between Ameris Bancorp and each of the non-employee directors of Coastal Bankshares, Inc. and Coastal Bank (attached as Exhibit D to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

10.3	Form of Employment Agreement, by and between Ameris Bancorp and James A. LaHaise (attached as Exhibit C-2 to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).††

23.1	Consent of Porter Keadle Moore, LLC, Ameris Bancorp’s independent registered public accounting firm.*

23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of Troutman Sanders LLP (included in Exhibit 8.2).

24.1	Powers of Attorney (included on signature page).

99.1	Form of Employment Agreement, by and between Ameris Bank and Noel A. Ellis (attached as Exhibit C-1 to the Agreement and Plan of Merger which is Exhibit 2.1 to this Registration Statement).

99.2	Form of Proxy Card to be mailed to shareholders of Coastal Bankshares, Inc.

99.3	Consent of BSP Securities, Inc.*

†

Certain schedules and attachments to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules and attachments is contained in such agreement. Ameris Bancorp agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

††	Management compensatory plan or arrangement.
*	Previously filed.